Exhibit 99.2

Independent Auditors’ Report

Board of Directors and Stockholders

Community Southern Holdings, Inc.

Lakeland, Florida:

We have audited the accompanying consolidated financial statements of Community Southern Holdings, Inc. and Subsidiary (the “Company”), which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of earnings, comprehensive income (loss), stockholders’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014 and 2013, and the results of their operations and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

HACKER, JOHNSON & SMITH PA

Tampa, Florida

March 20, 2015

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Consolidated Balance Sheets

($ in thousands, except per share data)

	At December 31,
	2014	2013
Assets
Cash and due from banks	$3,177	5,747
Federal funds sold	480	—
Interest-earning deposits with banks	11,047	11,573

Total cash and cash equivalents	14,704	17,320
Certificates of deposit, original maturity over 90 days	99	1,041
Securities available for sale	53,370	50,028
Loans, net of allowance for loan losses of $1,729 and $1,735	163,374	147,929
Premises and equipment, net	6,046	6,227
Foreclosed real estate	120	—
Accrued interest receivable	761	686
Deferred tax asset	911	2,146
Federal Home Loan Bank stock, at cost	1,420	1,278
Bank-owned life insurance	4,531	4,429
Other assets	347	391

Total assets	$245,683	231,475

Liabilities and Stockholders’ Equity
Liabilities:
Demand deposits	30,022	27,864
Savings, NOW and money-market deposits	74,776	70,998
Time deposits	80,376	76,131

Total deposits	185,174	174,993
Federal Home Loan Bank advances	26,330	22,530
Other borrowings	4,385	7,517
Official checks	51	51
Other liabilities	1,192	996

Total liabilities	217,132	206,087

Commitments (Note 13)

Stockholders’ equity:
Preferred stock, not designated, $1.00 par value, 994,300 shares authorized, none issued or outstanding	—	—
Preferred stock, Class A, $1.00 par value, $1,000 liquidation value, 5,700 shares issued and outstanding	6	6
Additional paid-in capital, preferred	5,694	5,694
Common stock, $5 par value; 5,000,000 shares authorized, 2,520,478 and 2,518,141 shares issued and outstanding in 2014 and 2013	12,603	12,591
Additional paid-in capital, common	9,948	9,919
Retained earnings (accumulated deficit)	569	(289)
Accumulated other comprehensive loss	(269)	(2,533)

Total stockholders’ equity	28,551	25,388

Total liabilities and stockholders’ equity	$245,683	231,475

See Accompanying Notes to Consolidated Financial Statements.

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Earnings

(In thousands)

	Year Ended December 31,
	2014	2013
Interest income:
Loans	$7,507	6,621
Securities	1,309	1,524
Other	42	16

Total interest income	8,858	8,161

Interest expense:
Deposits	1,122	958
Borrowed funds	623	604

Total interest expense	1,745	1,562

Net interest income	7,113	6,599
Provision for loan losses	179	176

Net interest income after provision for loan losses	6,934	6,423

Noninterest income:
Service charges on deposit accounts	115	106
Other service charges and fees	263	237
(Loss) gain on sale of securities	(22)	981
Mortgage brokerage fees	84	86
Income from bank-owned life insurance	102	112
Other income	27	26

Total noninterest income	569	1,548

Noninterest expenses:
Salaries and employee benefits	3,609	3,450
Occupancy and equipment	645	736
Professional fees	230	219
Advertising	142	221
Office supplies	132	122
Data processing	581	513
Foreclosed real estate expense, net	24	41
Other	773	705

Total noninterest expenses	6,136	6,007

Earnings before income taxes	1,367	1,964
Income taxes	301	471

Net earnings	1,066	1,493
Preferred stock dividend requirements	(57)	(57)

Net earnings available to common stockholders	$1,009	1,436

See Accompanying Notes to Consolidated Financial Statements.

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Comprehensive Income (Loss)

(In thousands)

	Year Ended December 31,
	2014	2013
Net earnings	$1,066	1,493

Other comprehensive income (loss):
Change in unrealized gain (loss) on securities:
Unrealized gains (losses) arising during the year	3,451	(4,278)
Reclassification adjustment for realized loss (gains)	22	(981)

Net change in unrealized gain (loss)	3,473	(5,259)
Increase in fair value of cash flow hedges	157	180
Deferred income taxes on above changes	(1,366)	1,911

Total other comprehensive income (loss)	2,264	(3,168)

Comprehensive income (loss)	$3,330	(1,675)

See Accompanying Notes to Consolidated Financial Statements.

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2014 and 2013

($ in thousands)

	Preferred Stock	Additional Paid-In Capital, Preferred	Common Stock	Additional Paid-In Capital, Common	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
Balance at December 31, 2012	$6	5,694	10,815	8,533	1,308	635	26,991
Stock-based compensation	—	—	—	15	—	—	15
Net earnings	—	—	—	—	1,493	—	1,493
Common stock cash dividend ($.05 per share)	—	—	—	—	(110)	—	(110)
Net change in unrealized gain on securities available for sale, net of tax	—	—	—	—	—	(3,280)	(3,280)
Increase in fair value of cash flow hedges, net of tax	—	—	—	—	—	112	112
15% Common stock dividend (328,422 shares)	—	—	1,642	1,281	(2,923)	—	—
Preferred stock dividend	—	—	—	—	(57)	—	(57)
Exercise of common stock warrants (10,750 shares)	—	—	54	37	—	—	91
Proceeds from sale of common stock (16,000 shares)	—	—	80	53	—	—	133

Balance at December 31, 2013	6	5,694	12,591	9,919	(289)	(2,533)	25,388
Stock-based compensation	—	—	—	28	—	—	28
Net earnings	—	—	—	—	1,066	—	1,066
Common stock cash dividend ($.06 per share)	—	—	—	—	(151)	—	(151)
Net change in unrealized loss on securities available for sale, net of tax	—	—	—	—	—	2,166	2,166
Increase in fair value of cash flow hedges, net of tax	—	—	—	—	—	98	98
Preferred stock dividend	—	—	—	—	(57)	—	(57)
Exercise of common stock warrants (5,212 shares)	—	—	26	15	—	—	41
Retirement of common stock (2,875 shares)	—	—	(14)	(14)	—	—	(28)

Balance at December 31, 2014	$6	5,694	12,603	9,948	569	(269)	28,551

See Accompanying Notes to Consolidated Financial Statements.

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Net earnings	$1,066	1,493
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	239	275
Stock-based compensation	28	15
Provision for loan losses	179	176
Amortization of deferred loan fees and costs	(36)	(48)
Loss (gain) on sale of securities	22	(981)
Deferred income taxes	(131)	(74)
Write-down of foreclosed real estate	—	6
(Gain) loss on sale of foreclosed real estate	(7)	14
Income from bank-owned life insurance	(102)	(112)
Net accretion of premiums and discounts on securities	247	246
(Increase) decrease in accrued interest receivable	(75)	162
Decrease (increase) in other assets	44	(1)
Decrease in prepaid FDIC assessment	—	293
Increase (decrease) in official checks and other liabilities	353	(242)

Net cash provided by operating activities	1,827	1,222

Cash flows from investing activities:
Purchases of securities available for sale	(22,113)	(32,261)
Proceeds from sale of securities available for sale	10,160	36,752
Proceeds from call of securities available for sale	8,000	—
Principal collected on securities available for sale	3,815	5,050
Net increase in loans	(15,862)	(23,029)
Purchase of premises and equipment, net	(58)	(104)
(Purchase) redemption of Federal Home Loan Bank stock	(142)	35
Maturity of certificates of deposit, original maturity 90 days and over, net	942	843
Proceeds from sale of foreclosed real estate	161	243

Net cash used in investing activities	(15,097)	(12,471)

Cash flows from financing activities:
Net increase in deposits	10,181	20,396
Proceeds from Federal Home Loan Bank advances	3,800	2,113
Net (decrease) increase in other borrowings	(3,132)	4,462
Preferred stock dividends paid	(57)	(57)
Proceeds from the exercise of common stock warrants	41	91
Common stock dividend	(151)	(110)
Retirement of common stock	(28)	—
Proceeds from issuance of common stock, net	—	133

Net cash provided by financing activities	10,654	27,028

Net (decrease) increase in cash and cash equivalents	(2,616)	15,779
Cash and cash equivalents at beginning of year	17,320	1,541

Cash and cash equivalents at end of year	$14,704	17,320

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows, Continued

(In thousands)

	Year Ended December 31,
	2014	2013
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$1,737	1,582

Income taxes	$309	601

Noncash transactions:
Accumulated other comprehensive loss, net change in unrealized gain (loss) on securities available for sale, net of tax	$2,166	(3,280)

Accumulated other comprehensive loss, increase in fair value of cash flow hedges, net of tax	$98	112

Transfer of loans to foreclosed real estate	$274	429

Transfer of foreclosed real estate to loans	$—	266

Preferred stock dividends payable	$14	14

See Accompanying Notes to Consolidated Financial Statements.

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

At December 31, 2014 and 2013 and for the Years Then Ended

(1)	Summary of Significant Accounting Policies

Organization. Community Southern Holdings, Inc. (the “Holding Company”) owns 100% of the outstanding common stock of Community Southern Bank (the “Bank”) (collectively the “Company”). On April 26, 2013, the Bank’s stockholders approved a Plan of Reorganization and Share Exchange under which the Bank would become a wholly-owned subsidiary of the Holding Company, effective October 1, 2013. The Bank’s stockholders exchanged their common stock for shares of the Holding Company. As a result, all 2,162,969 shares of the previously issued $5 par value common stock of the Bank were exchanged for 2,162,969 shares of the $5 par value common stock of the Holding Company and all 5,700 shares of the previously issued $1 par value Class A preferred stock of the Bank were exchanged for 5,700 shares of $1 par value Class A preferred stock of the Holding Company. The Holding Company’s merger with the Bank was accounted as a reorganization of entities under common control at historical cost and, the financial data for periods presented include the results of the Bank.

The Holding Company’s primary activity is the operation of the Bank. The Bank is a state (Florida)-chartered commercial bank. The Bank offers a variety of community banking services to individuals and corporate customers through its banking offices located in Lakeland, Bartow and Winter Haven, Polk County, Florida. The deposits of the Bank are insured up to applicable limits by the Federal Deposit Insurance Corporation (“FDIC”).

Management has evaluated events occurring subsequent to the consolidated balance sheet date through March 20, 2015 (the consolidated financial statements issuance date), determining no events require additional disclosure, except as noted in Footnote 21, in these consolidated financial statements.

Basis of Presentation. The accompanying consolidated financial statements include the accounts of the Holding Company and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation. The accounting and reporting practices of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”) and to general practices within the banking industry. The following summarizes the more significant of these policies and practices.

Use of Estimates. In preparing consolidated financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses.

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Cash and Cash Equivalents. For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks, federal funds sold and interest-earning deposits with banks, all of which have original maturities of ninety days or less.

The Bank is required under Federal Reserve Board regulations to maintain reserves, generally consisting of cash or interest-earning accounts, against its transaction deposit accounts. At December 31, 2014 and 2013, the reserve requirement was $1,250,000 and $1,059,000, respectively.

Securities. Securities may be classified as either trading, held-to-maturity or available-for-sale. Trading securities are held principally for resale and recorded at their fair values. Unrealized gains and losses on trading securities are included immediately in earnings. Held-to-maturity securities are those which the Company has the positive intent and ability to hold to maturity and are reported at amortized cost. Available-for-sale securities consist of securities not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses, net of tax, on available-for-sale securities are excluded from earnings and reported in comprehensive income (loss). Gains and losses on the sale of available-for-sale securities are recorded on the trade date and are determined using the specific-identification method. Premiums and discounts on securities are recognized in interest income using the interest method over the period to maturity.

Loans. Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs.

Commitment and loan origination fees are deferred and certain direct origination costs are capitalized. Both are recognized as an adjustment of the yield of the related loan.

The accrual of interest on loans is discontinued at the time the loan is ninety days delinquent unless the loan is well collateralized and in process of collection. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Past due status is based on contractual terms of the loans.

All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Allowance for Loan Losses. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. There were no changes in the Company’s accounting policies or methodology during the years ended December 31, 2014 or 2013.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific and general components. The specific component relates to loans that are classified as impaired. For such loans, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers all other loans and is primarily based on historical loss experience adjusted for qualitative factors.

The historical loss component of the allowance is determined by losses recognized by portfolio segment over the preceding two years. This is supplemented by the risks for each portfolio segment. Risk factors impacting loans in each of the portfolio segments include any deterioration of property values, reduced consumer and business spending as a result of unemployment and reduced credit availability and lack of confidence in the economy. The historical experience is adjusted for the following qualitative factors: (a) the existence and effect of any concentrations of credit and changes in the level of such concentrations; (b) changes in national, regional and local economic conditions that affect the collectability of the loan portfolio; (c) changes in levels or trends in charge-offs and recoveries; (d) changes in the volume and severity of past due loans, nonaccrual loans or loans classified special mention, substandard, doubtful or loss; (e) changes in the nature and volume of the loan portfolio and terms of loans; (f) changes in lending policies and procedures, risk selection and underwriting standards; (g) changes in the experience, ability and depth of lending management and other relevant staff; (h) quality of loan review and Board of Directors oversight; and (i) the effect of other external factors, trends or uncertainties that could affect management’s estimate of probable losses, such as competition and industry conditions.

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Allowance for Loan Losses, Continued. A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral-dependent.

Foreclosed Real Estate. Assets acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at the fair value less cost to sell at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of the new cost basis or fair value less cost to sell. Revenue and expenses from operations are included in the consolidated statements of earnings.

Premises and Equipment. Land is stated at cost. Premises and equipment are stated at cost, less accumulated depreciation. Depreciation expense is computed using the straight-line method over the estimated useful life of each type of asset.

Comprehensive Income (Loss). GAAP generally requires that recognized revenue, expenses, gains and losses be included in net earnings. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities and changes in the fair value of cash flow hedges, are reported as a separate component of the equity section of the consolidated balance sheet, such items, along with net earnings, are components of comprehensive income (loss).

The components of accumulated other comprehensive loss are as follows (in thousands):

	At December 31,
	2014	2013
Unrealized loss on securities available for sale	$(207)	(3,680)
Unrealized loss on fair value of cash flow hedges	(224)	(381)

Gross unrealized amount	(431)	(4,061)
Income taxes	162	1,528

Net unrealized amount	$(269)	(2,533)

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Transfer of Financial Assets. Transfers of financial assets or a participating interest in an entire financial asset are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. A participating interest is a portion of an entire financial asset that (1) conveys proportionate ownership rights with equal priority to each participating interest holder (2) involves no recourse (other than standard representations and warranties) to, or subordination by, any participating interest holder, and (3) does not entitle any participating interest holder to receive cash before any other participating interest holder.

Income Taxes. GAAP sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions.

The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized. As of December 31, 2014, management is not aware of any uncertain tax positions that would have a material effect on the Company’s consolidated financial statements.

The Company recognizes interest and penalties on income taxes, if any, as a component of income tax expense.

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Income Taxes, Continued. The Holding Company and its subsidiary file consolidated income tax returns. Income taxes are allocated between the Holding Company and its subsidiary as though separate income tax returns were filed.

Fair Value Measurements. Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The hierarchy describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable. Valuations may be obtained from, or corroborated by, third-party pricing services.

Level 3: Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.

The following describes valuation methodologies used for assets and liabilities measured at fair value:

Securities Available for Sale. Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include highly liquid government bonds, certain mortgage products and exchange-traded equities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows. Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, include certain collateralized mortgage and debt obligations and certain high-yield debt securities. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy. Securities classified within Level 3 include certain residual interests in securitizations and other less liquid securities.

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Fair Value Measurements, Continued.

Derivative Instruments. Exchange-traded derivatives valued using quoted prices are classified within Level 1 of the valuation hierarchy. However, few classes of derivative contracts are listed on an exchange; thus, some of the Company’s derivative positions are valued by a third-party using proprietary models and are classified within Level 2 of the valuation hierarchy. Derivatives that are valued based upon models with significant unobservable market parameters are classified within Level 3 of the valuation hierarchy.

Impaired Loans. Estimates of fair value are determined based on a variety of information, including the use of available appraisals, estimates of market value by licensed appraisers or local real estate brokers and the knowledge and experience of the Company’s management related to values of properties in the Company’s market areas. Management takes into consideration the type, location and occupancy of the property as well as current economic conditions in the area the property is located in assessing estimates of fair value. Accordingly, fair value estimates for impaired loans are classified as Level 3.

Foreclosed Real Estate. Estimates of fair values are determined based on a variety of information, including the use of available appraisals, estimates of market value by licensed appraisers or local real estate brokers and the knowledge and experience of the Company’s management related to values of properties in the Company’s market areas. Management takes into consideration the type, location and occupancy of the property as well as current economic conditions in the area the property is located in assessing estimates of fair value. Accordingly, the fair values estimates for foreclosed real estate are classified as Level 3.

Off-Balance-Sheet Financial Instruments. In the ordinary course of business the Company has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, unused lines of credit and standby letters of credit. Such financial instruments are recorded in the consolidated financial statements when they are funded.

Advertising. The Company expenses all media advertising as incurred.

Stock Compensation Plan. The Company expenses the fair value of any stock options granted. The measurement and recognition of compensation for all stock-based awards made to employees and directors including stock options is based on estimated fair values. The Company recognizes stock-based compensation in salaries and employee benefits for officers and employees and in other expense for directors in the consolidated statements of earnings. The expense is recognized on a straight-line basis over the vesting period.

Fair Value of Financial Instruments. The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

Cash and Cash Equivalents. The carrying amount of cash and cash equivalents represents fair value.

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Fair Value of Financial Instruments, Continued.

Certificates of Deposit. The carrying amount of certificates of deposit are estimated using discounted cash flow analyses, using interest rates currently being offered for certificates of deposit with similar terms.

Securities Available for Sale. The fair value for securities available for sale are based on the framework for measuring fair value.

Loans. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed-rate mortgage (e.g. one-to-four family residential), commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Accrued Interest. The carrying amount of accrued interest receivable and payable approximates its fair value.

Federal Home Loan Bank Stock. The stock is not publicly traded and the estimated fair value is based on its redemption value.

Deposit Liabilities. The fair values disclosed for demand, NOW, money-market and savings deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for fixed-rate time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on time deposits to a schedule of aggregated expected monthly maturities of time deposits.

Federal Home Loan Bank Advances. Fair values for Federal Home Loan Bank advances are estimated using discounted cash flow analysis based on the Company’s current borrowing rates for similar types of borrowing arrangements.

Other Borrowings. The carrying amount of other borrowings approximates their fair value.

Derivatives. The fair value of derivative instruments are based on the framework for measuring fair value.

Off-Balance-Sheet Instruments. Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Interest-Rate Swap Agreements. For asset/liability management purposes, the Company uses interest-rate swap agreements to modify interest rate characteristics of certain variable-rate deposit liabilities. Such derivatives are used as part of the asset/liability management process and are linked to specific liabilities.

The Company utilizes interest-rate swap agreements to convert certain variable-rate time deposit liabilities to a fixed rate. Interest-rate swaps are contracts in which a series of interest payments are exchanged over a prescribed period. The notional amount on which the interest payments are based are correlated to match the underlying balances of the deposits. These interest-rate swaps qualify as cash flow hedges. GAAP requires the gain or loss on a derivative designated as a cash flow hedge to be included in other comprehensive income (loss) if the hedge is considered highly effective. If the cash flow hedge is not considered highly effective the gain or loss would be recorded in the consolidated statements of earnings.

Interest-rate derivative financial instruments receive hedge accounting treatment only if they are designated as a hedge and are expected to be, and are, effective in substantially reducing interest-rate risk arising from the liabilities identified as exposing the Company to risk. Those derivative financial instruments that do not meet the hedging criteria are classified as trading activities and are recorded at fair value with changes in fair value recorded in earnings. The Company does not have any derivative financial instruments classified as trading activities. Derivative hedge contracts have to meet specific effectiveness tests. Changes in fair value of the derivative financial instruments have to be effective at offsetting changes in the cash flows of the hedged items due to the designated hedge risk during the term of the hedge. Further, if the underlying financial instrument differs from the hedged asset or liability, there has to be a clear economic relationship between the prices of the two financial instruments.

Recent Pronouncements. In January 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014-04, Receivables-Troubled Debt Restructurings by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure, which is intended to clarify when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan should be derecognized and the real estate recognized. These amendments clarify that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either: (a) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure; or (b) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additional disclosures are required. The amendments are effective for the Company beginning January 1, 2015. The adoption of this guidance is not expected to have any impact on the Company’s consolidated financial statements.

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(1)	Summary of Significant Accounting Policies, Continued

Recent Regulatory Developments

Basel III Rules. On July 2, 2013, the Federal Reserve Board (“FRB”) approved the final rules implementing the Basel Committee on Banking Supervision’s capital guidelines for U.S. banks. Under the final rules, minimum requirements will increase for both the quantity and quality of capital held by the Bank. The rules include a new common equity Tier 1 capital to risk-weighted assets ratio of 4.5% and a common equity Tier 1 capital conservation buffer of 2.5% of risk-weighted assets. The final rules also raise the minimum ratio of Tier 1 capital to risk-weighted assets from 4.0% to 6.0% and require a minimum leverage ratio of 4.0%. The final rules also implement strict eligibility criteria for regulatory capital instruments. On July 9, 2013, the FDIC also approved, as an interim final rule, the regulatory capital requirements for U.S. banks, following the actions of the FRB. The FDIC’s rule is identical in substance to the final rules issued by the FRB.

The phase-in period for the final rules began for the Bank on January 1, 2015, with full compliance with all of the final rule’s requirements phased in over a multi-year schedule. The adoption of this rule in not expected to have a material impact on the Bank.

Reclassifications. Certain amounts in the 2013 consolidated financial statements have been reclassified to conform with the 2014 presentation.

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(2)	Securities Available for Sale

Management has classified all securities available for sale according to management’s intent. The carrying amount of securities and their fair values are as follows (in thousands):

	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
At December 31, 2014:
U.S. Government agency securities	$10,562	15	(128)	10,449
Municipal securities	14,524	262	(40)	14,746
Mortgage-backed securities	26,046	9	(295)	25,760
Corporate securities	2,445	—	(30)	2,415

Total	$53,577	286	(493)	53,370

At December 31, 2013:
U.S. Treasury bills	8,000	—	—	8,000
U.S. Government agency securities	4,378	—	(337)	4,041
Municipal securities	16,684	9	(2,264)	14,429
Mortgage-backed securities	24,646	—	(1,088)	23,558

Total	$53,708	9	(3,689)	50,028

At December 31, 2014 and 2013, securities with a fair value of approximately $23.6 million and $28.5 million, respectively, were pledged to secure public funds and other borrowings.

The scheduled maturities of securities available for sale at December 31, 2014 are as follows (in thousands):

	Amortized Cost	Fair Value
Due between five years and ten years	$2,936	2,903
Due after ten years	24,595	24,707
Mortgage-backed securities	26,046	25,760

Total	$53,577	53,370

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(2)	Securities Available for Sale, Continued

Sales of securities available for sale are summarized as follows (in thousands):

	Year Ended December 31,
	2014	2013
Proceeds received from sales	$10,160	36,752

Gross gains	57	1,217
Gross losses	(79)	(236)

Net (losses) gains	$(22)	981

The securities available for sale with gross unrealized losses and the length of time that the individual securities have been in a continuous loss position, is as follows (in thousands):

	Less Than Twelve Months More Than Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
At December 31, 2014:
U.S. Government agency securities	$(38)	5,482	(90)	1,929
Municipal securities	—	—	(40)	1,974
Mortgage-backed securities	(9)	3,848	(286)	18,036
Corporate securities	(30)	2,415	—	—

	$(77)	11,745	(416)	21,939

At December 31, 2013:
U.S. Government agency securities	(28)	858	(309)	3,183
Municipal securities	(1,986)	12,178	(278)	1,407
Mortgage-backed securities	(641)	14,459	(447)	8,135

	$(2,655)	27,495	(1,034)	12,725

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(2)	Securities Available for Sale, Continued

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At December 31, 2014, the unrealized losses on forty-two investment securities available for sale were caused by market conditions. It is expected that the securities will not be settled at a price less than the par value of the investments. Because the decline in fair value is attributable to changes in market conditions and not credit quality, and because the Company has the ability and intent to hold the investments until a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

Available-for-sale securities measured at fair value on a recurring basis are summarized below (in thousands):

	Fair Value Measurements Using
	Fair Value	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
At December 31, 2014:
U.S. Government agency securities	$10,449	—	10,449	—
Municipal securities	14,746	—	14,746	—
Mortgage-backed securities	25,760	—	25,760	—
Corporate securities	2,415	—	2,415	—

	$53,370	—	53,370	—

At December 31, 2013:
U.S. Treasury bills	8,000	—	8,000	—
U.S. Government agency securities	4,041	—	4,041	—
Municipal securities	14,429	—	14,429	—
Mortgage-backed securities	23,558	—	23,558	—

	$50,028	—	50,028	—

During the years ended December 31, 2014 and 2013, no securities were transferred in or out of Level 1, Level 2 or Level 3.

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(3)	Loans

The segments and classes of loans are as follows (in thousands):

	At December 31,
	2014	2013
Real estate mortgage loans:
Commercial real estate	$76,355	64,092
Residential real estate	28,122	26,707
Construction and land	15,172	14,740

Total real estate mortgage	119,649	105,539
Commercial loans	37,555	35,597
Consumer loans	8,055	8,638

Total loans	165,259	149,774
Subtract:
Net deferred loan fees	(156)	(110)
Allowance for loan losses	(1,729)	(1,735)

Loans, net	$163,374	147,929

The Company grants the majority of its loans to borrowers throughout Polk and Orange Counties, Florida. Although the Company has a diversified loan portfolio, a significant portion of its borrowers’ ability to honor their contracts is dependent upon the economy in these counties.

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

An analysis of the change in the allowance for loan losses follows (in thousands):

	Real Estate Mortgage Loans	Commercial Loans	Consumer Loans	Total
Year Ended December 31, 2014:
Beginning balance	$1,283	311	141	1,735
Provision (credit) for loan losses	97	141	(59)	179
Charge-offs	(91)	(98)	—	(189)
Recoveries	—	4	—	4

Ending balance	$1,289	358	82	1,729

Individually evaluated for impairment:
Recorded investment	$1,862	167	—	2,029

Balance in allowance for loan losses	$40	30	—	70

Collectively evaluated for impairment:
Recorded investment	$117,787	37,388	8,055	163,230

Balance in allowance for loan losses	$1,249	328	82	1,659

Year Ended December 31, 2013:
Beginning balance	1,270	264	96	1,630
(Credit) provision for loan losses	(4)	127	53	176
Charge-offs	(20)	(81)	(8)	(109)
Recoveries	37	1	—	38

Ending balance	$1,283	311	141	1,735

Individually evaluated for impairment:
Recorded investment	$2,855	20	—	2,875

Balance in allowance for loan losses	$170	—	—	170

Collectively evaluated for impairment:
Recorded investment	$102,684	35,577	8,638	146,899

Balance in allowance for loan losses	$1,113	311	141	1,565

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

The Company has divided the loan portfolio into three portfolio segments, each with different risk characteristics and methodologies for assessing risk. All loans are underwritten based upon standards set forth in the policies approved by the Company’s board of directors. The portfolio segments identified by the Company are as follows:

Real Estate Mortgage Loans. Real estate mortgage loans are typically segmented into three classes: Commercial real estate, Residential real estate and Construction and Land. Commercial real estate loans are secured by the subject property and are approved based on standards that include, among other factors, loan to value limits, cash flow coverage and general creditworthiness of the obligors. Residential real estate loans are approved based on repayment capacity and source, value of the underlying property, credit history and stability. Construction loans to borrowers are to finance the construction of owner occupied and lease properties. These loans are categorized as construction loans during the construction period, later converting to commercial or residential real estate loans after the construction is complete and amortization of the loan begins. Real estate development and construction loans are approved based on an analysis of the borrower and guarantor, the viability of the project and on an acceptable percentage of the appraised value of the property securing the loan. Real estate development and construction loan funds are disbursed periodically based on the percentage of construction completed. The Company carefully monitors these loans with on-site inspections and requires the receipt of lien waivers on funds advanced. Development and construction loans are typically secured by the properties under development or construction, and personal guarantees are typically obtained. Further, to assure that reliance is not placed solely on the value of the underlying property, the Company considers the market conditions and feasibility of proposed projects, the financial condition and reputation of the borrower and guarantors, the amount of the borrower’s equity in the project, independent appraisals, cost estimates and pre-construction sale information. The Company also makes loans on occasion for the purchase of land for future development by the borrower. Land loans are extended for the future development for either commercial or residential use by the borrower. The Company carefully analyzes the intended use of the property and the viability thereof.

Commercial Loans. Commercial loans are primarily underwritten on the basis of the borrowers’ ability to service such debt from income. The cash flows of borrowers, however, may not be as expected and the collateral securing these loans may fluctuate in value. As a general practice, the Company takes as collateral a security interest in any available equipment, or other chattel, although loans may also be made on an unsecured basis. Collateralized working capital loans typically are secured by short-term assets whereas long-term loans are primarily secured by long-term assets.

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

Consumer Loans. Consumer loans are extended for various purposes, including purchases of automobiles, recreational vehicles, and boats. The Company also offers home improvement loans, lines of credit, personal loans, and deposit account collateralized loans. Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions in their market areas such as unemployment levels. Loans to consumers are extended after a credit evaluation, including the creditworthiness of the borrower(s), the purpose of the credit, and the secondary source of repayment. Consumer loans are made at fixed and variable interest rates and may be made on terms of up to ten years. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

The following summarizes the loan credit quality (in thousands):

	Real Estate Mortgage Loans
	Commercial Real Estate	Residential Real Estate	Construction and Land	Commercial Loans	Consumer Loans	Total
Credit Risk Profile by Internally Assigned Grade:
At December 31, 2014:
Grade:
Pass	$73,655	25,003	14,669	35,312	7,715	156,354
Special mention	2,279	1,678	503	2,076	340	6,876
Substandard	421	1,441	—	167	—	2,029

Total	$76,355	28,122	15,172	37,555	8,055	165,259

At December 31, 2013:
Grade:
Pass	62,052	23,314	13,502	34,477	8,082	141,427
Special mention	1,559	1,737	520	1,100	556	5,472
Substandard	481	1,656	718	20	—	2,875

Total	$64,092	26,707	14,740	35,597	8,638	149,774

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors.

The Company analyzes loans individually by classifying the loans as to credit risk. Loans classified as substandard or special mention are reviewed quarterly by the Company for further deterioration or improvement to determine if they are appropriately classified and whether there is any impairment. All loans are graded upon initial issuance. Further, most commercial loans are typically reviewed at least annually to determine the appropriate loan grading. In addition, during the renewal process of any loan, as well as if a loan becomes past due, the Company will determine the appropriate loan grade.

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

Loans excluded from the review process above are generally classified as pass credits until: (a) they become past due; (b) management becomes aware of a deterioration in the credit worthiness of the borrower; or (c) the customer contacts the Company for a modification. In these circumstances, the loan is specifically evaluated for potential classification as to special mention, substandard, doubtful or loss. The Company uses the following definitions for risk ratings:

Pass – A Pass loan’s primary source of loan repayment is satisfactory, with secondary sources very likely to be realized if necessary.

Special Mention – A Special Mention loan has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or the Company’s credit position at some future date. Special Mention loans are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.

Substandard – A Substandard loan is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful – A loan classified Doubtful has all the weaknesses inherent in one classified Substandard with the added characteristics that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loss – A loan classified Loss is considered uncollectible and of such little value that continuance as a bankable asset is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future.

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

Age analysis of past-due loans is as follows (in thousands):

	Accruing Loans
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Nonaccrual Loans	Total Loans
At December 31, 2014:
Real estate mortgage loans:
Commercial real estate	$—	—	—	—	75,934	421	76,355
Residential real estate	—	—	—	—	28,122	—	28,122
Construction and land	—	—	—	—	15,172	—	15,172
Commercial loans	—	181	—	181	37,374	—	37,555
Consumer loans	—	—	—	—	8,055	—	8,055

Total	$—	181	—	181	164,657	421	165,259

At December 31, 2013:
Real estate mortgage loans:
Commercial real estate	—	—	—	—	63,378	714	64,092
Residential real estate	—	—	—	—	26,373	334	26,707
Construction and land	—	—	—	—	14,740	—	14,740
Commercial loans	—	—	—	—	35,597	—	35,597
Consumer loans	—	—	—	—	8,638	—	8,638

Total	$—	—	—	—	148,726	1,048	149,774

The following summarizes the amount of impaired loans (in thousands):

	With No Related Allowance Recorded		With an Allowance Recorded					Total
	Recorded Investment	Unpaid Principal Balance	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance	Related Allowance
December 31, 2014:
Real estate mortgage loans:
Commercial real estate	$421	421	—	—	—	421	421	—
Residential real estate	1,113	1,113	328	328	40	1,441	1,441	40
Commercial loans	—	—	167	167	30	167	167	30

Total	$1,534	1,534	495	495	70	2,029	2,029	70

December 31, 2013:
Real estate mortgage loans:
Commercial real estate	481	481	233	233	50	714	714	50
Residential real estate	1,608	1,608	533	533	120	2,141	2,141	120
Commercial loans	20	20	—	—	—	20	20	—

Total	$2,109	2,109	766	766	170	2,875	2,875	170

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

The average net investment in impaired loans and interest income recognized and received on impaired loans are as follows (in thousands):

	Average Recorded Investment	Interest Income Recognized	Interest Income Received
Year Ended December 31, 2014:
Real estate mortgage loans:
Commercial real estate	$679	—	—
Residential real estate	1,813	115	115
Commercial loans	29	—	—

	$2,521	115	115

Year Ended December 31, 2013:
Real estate mortgage loans:
Commercial real estate	810	—	—
Residential real estate	1,681	60	60
Commercial loans	54	5	5
Consumer loans	4	—	—

	$2,549	65	65

There were no troubled debt restructurings (“TDR’s”) entered into during the year ended December 31, 2014. TDR’s entered into during the year ended December 31, 2013 are as follows (dollars in thousands):

	Number of Contracts	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
Troubled Debt Restructurings:
Real estate mortgage loans:
Commercial real estate- Modified amortization	1	$378	378
Residential real estate- Modified interest rate and amortization	2	1,222	1,222
Commercial loans- Modified interest rate	1	20	20

Total	4	$1,620	1,620

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(3)	Loans, Continued

The allowance for loan losses on all loans that have been restructured and are considered TDR’s is included in the Company’s specific reserve. The specific reserve is determined on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, or the fair value of the collateral if the loan is collateral-dependent. TDR’s that have subsequently defaulted are considered collateral-dependent. There were no TDR’s that subsequently defaulted during the year ended December 31, 2013, which were restructured during the same period.

Impaired collateral-dependent loans are carried at fair value when the current collateral value less estimated selling costs is lower than the carrying value of the loans. The impaired collateral-dependent loans which are measured at fair value or a nonrecurring basis is as follows (in thousands):

	At Year End				Total Losses	Losses Recorded During the Year
	Fair Value	Level 1	Level 2	Level 3
December 31, 2014:
Residential real estate	$288	—	—	288	40	—
Commercial	137	—	—	137	30	30

Total	$425	—	—	425	70	30

December 31, 2013:
Commercial real estate	183	—	—	183	50	50
Residential real estate	413	—	—	413	120	10

Total	$596	—	—	596	170	60

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(4)	Foreclosed Real Estate

Expenses applicable to foreclosed real estate include the following (in thousands):

	Year Ended December 31,
	2014	2013
(Gain) losses on sale of foreclosed real estate	$(7)	14
Write-down of foreclosed real estate	—	6
Operating expenses, net of rental income	31	21

	$24	41

Foreclosed real estate at December 31, 2014 measured at fair value on a nonrecurring basis is as follows (in thousands):

	Fair Value	Level 1	Level 2	Level 3	Total Losses	Losses Recorded in Operations During the Year
Foreclosed real estate	$120	—	—	120	—	—

(5)	Premises and Equipment

A summary of premises and equipment follows (in thousands):

	At December 31,
	2014	2013
Land	$2,970	2,970
Building and improvements	3,365	3,350
Furniture and fixtures	783	758
Computer equipment and software	900	885
Automobile	15	15

Total, at cost	8,033	7,978

Less accumulated depreciation	(1,987)	(1,751)

Premises and equipment, net	$6,046	6,227

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(6)	Deposits

The aggregate amount of certificates of deposit with a minimum denomination of $100,000, was approximately $64.0 million and $60.9 million at December 31, 2014 and 2013, respectively.

A schedule of maturities of time deposits at December 31, 2014 follows (in thousands):

Year Ending December 31,	Amount
2015	$45,476
2016	27,664
2017	4,896
2018	2,177
2019	163

$80,376

(7)	Federal Home Loan Bank Advances

A summary of Federal Home Loan Bank (“FHLB”) advances at December 31, 2014 and 2013 follows ($ in thousands):

Maturing in the Year Ending December 31,	Advance Type	Interest Rate	At December 31,
			2014	2013
2015	Fixed	1.58%	$1,000	1,000
2015	Fixed	1.56%	1,270	1,270
2015	Fixed	1.62%	200	400
2016	Fixed	1.99%	5,000	5,000
2016	Fixed	0.70%	1,750	2,750
2016	Adjustable	0.27%	2,500	—
2017	Adjustable	0.34%	2,500	—
2017	Fixed	2.37%	2,000	2,000
2017	Fixed	2.37%	3,000	3,000
2018	Fixed	3.99%	2,110	2,110
2018	Fixed	3.67%	5,000	5,000

			$26,330	22,530

At December 31, 2014 and 2013, pursuant to the collateral agreement with the FHLB, advances are secured by residential and commercial real estate loans totaling approximately $37.9 million and $39.6 million, respectively, and the Company’s FHLB stock.

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(8)	Other Borrowings

The Company enters into repurchase agreements with customers. These agreements require the Company to pledge securities as collateral for the balance in the accounts. At December 31, 2014 and 2013, the balance totaled approximately $4,385,000 and $7,517,000, respectively and the Company had pledged securities as collateral for these agreements with a fair value of approximately $5,752,000 and $9,886,000, respectively.

(9)	Derivative Financial Instruments

The Company utilizes interest-rate swaps which are derivative financial instruments. Stand-alone derivative financial instruments such as interest-rate swaps, are used to economically hedge interest rate risk related to the Company’s financial instruments. These derivative instruments involve both credit and market risk. The notional amounts are amounts on which calculations, payments, and the value of the derivatives are based. Notional amounts do not represent direct credit exposures. Direct credit exposure is limited to the net difference between the calculated amounts to be received and paid, if any, over the life of the contract. Such differences, which represent the fair value of the derivative instruments, is reflected on the Company’s consolidated balance sheets as either derivative assets or derivative liabilities.

The Company is exposed to credit-related losses in the event of nonperformance by the counterparties to those agreements. The Company controls the credit risk of its financial contracts through credit approvals, limits and monitoring procedures, and does not expect any counterparties to fail their obligations.

Interest-Rate Risk Management-Cash Flow Hedging Instruments. Variable rate deposit liabilities expose the Company to variability in their cash flows due to changes in the level of interest rates as well as expose the Company to interest rate risk in a rising-rate environment. Management believes that it is prudent to limit both interest rate risk and the variability in the cash flows of certain variable rate deposit liabilities. It is the Company’s objective to hedge the change in cash flow of certain variable rate deposit liabilities. To meet this objective, the Company utilizes interest rate swaps as an asset/liability management strategy to hedge the change in cash flows of the deposits due to changes in interest rates. These interest rate swap agreements are contracts to make a series of variable rate payments in exchange for receiving a series of fixed rate payments and are based on the terms of the individual underlying time deposits, thus converting the long term variable rate time deposits to fixed rate time deposits. The change in the cash flows of the underlying time deposits are offset by the fixed rate of the interest rate swap agreements. The Company believes it is economically prudent to keep hedge coverage ratios at acceptable risk levels, which may vary depending on current and expected interest rate movement.

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(9)	Derivative Financial Instruments, Continued

The information pertaining to outstanding derivative instruments is as follows ($ in thousands):

	At December 31,
	2014	2013
Notional amount-interest rate swaps	$9,000	9,000
Weighted-average pay rate-interest rate swaps	2.28%	2.28%
Weighted-average receive rate-interest rate swaps	0.15%	0.19%
Weighted-average maturity in years-interest rate swaps	1.34	2.34
Net interest paid during year	$191	177
Fair value adjustments on cash flow hedges	$(224)	(381)

These agreements provide for the Company to receive payments at a fixed-rate in exchange for making payments at a variable-rate determined by a specific index (1 month LIBOR). As of December 31, 2014 and 2013, the Company has concluded that the interest-rate swaps are highly effective and therefore the loss on the swaps is reported, net of tax benefit, in other comprehensive income (loss).

Derivatives measured at fair value on a recurring basis are summarized below (in thousands):

	Fair Value	Fair Value Measurements at Reporting Date Using
		Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
As of December 31, 2014-
Derivative cash flow hedges	$224	—	66	158

As of December 31, 2013-
Derivative cash flow hedges	$381	—	112	269

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(9)	Derivative Financial Instruments, Continued

The table below presents a reconciliation for cash flow hedges measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the years ended December 31, 2014 and 2013. These instruments were valued using pricing models and discounted cash flow methodologies incorporating assumptions that, in management’s judgment, reflect the assumptions a marketplace participant would use (in thousands):

	At December 31,
	2014	2013
Beginning balance	$269	394
Total losses (realized/unrealized)-
Included in other comprehensive income (loss)	(111)	(125)

Ending balance	$158	269

(10)	Income Taxes

The components of the income taxes are as follows (in thousands):

	Year Ended December 31,
	2014	2013
Current:
Federal	$349	432
State	83	113

Total current	432	545

Deferred:
Federal	(114)	(63)
State	(17)	(11)

Total deferred	(131)	(74)

Total	$301	471

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(10)	Income Taxes, Continued

The reasons for the difference between the statutory Federal income tax rate of 34% and the effective tax rates are summarized as follows (dollars in thousands):

	Year Ended December 31,
	2014		2013
	Amount	% of Pretax Earnings	Amount	% of Pretax Earnings
Income taxes at statutory rate	$464	34.0%	$668	34.0%
Increase (decrease) resulting from:
State taxes, net of Federal tax benefit	44	3.2	67	3.4
Tax-exempt income	(186)	(13.6)	(250)	(12.7)
Stock-based compensation	—	—	5	0.3
Cash surrender value of life insurance	(34)	(2.6)	(38)	(1.9)
Other	13	1.0	19	0.9

	$301	22.0%	$471	24.0%

Tax effects of temporary differences that give rise to the deferred tax assets and liabilities are as follows (in thousands):

	At December 31,
	2014	2013
Deferred tax assets:
Allowance for loan losses	$562	576
Organizational and start-up costs	119	124
Stock-based compensation	97	88
Deferred compensation	160	111
Unrealized loss on cash flow hedges	84	143
Unrealized losses on securities available for sale	78	1,385
Other	14	6

Deferred tax assets	1,114	2,433

Deferred tax liabilities:
Accrual to cash conversion	(27)	(79)
Premises and equipment	(176)	(208)

Deferred tax liabilities	(203)	(287)

Net deferred tax asset	$911	2,146

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(10)	Income Taxes, Continued

The Company is no longer subject to U.S. Federal or State income tax examinations by taxing authorities for years before 2011.

(11)	Fair Value of Financial Instruments

The estimated fair values of the Company’s financial instruments are as follows (in thousands):

	2014		2013
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$14,704	14,704	17,320	17,320
Securities available for sale	53,370	53,370	50,028	50,028
Certificates of deposit	99	99	1,041	1,041
Loans	163,374	163,091	147,929	147,231
Federal Home Loan Bank stock	1,420	1,420	1,278	1,278
Accrued interest receivable	761	761	686	686

Financial liabilities:
Deposits	185,174	183,891	174,993	173,630
Federal Home Loan Bank advances	26,330	27,102	22,530	22,851
Other borrowings	4,385	4,385	7,517	7,517
Accrued interest payable	90	90	82	82
Derivatives	224	224	381	381
Off-balance-sheet instruments	—	—	—	—

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(12)	Stockholders’ Equity

On September 20, 2011, the Company entered into a Securities Purchase Agreement with the Secretary of the Treasury, pursuant to which the Company issued and sold to the Treasury 5,700 shares of its Senior Non-Cumulative Perpetual Preferred Stock, Class A, having a liquidation preference of $1,000 per share (the “Class A Preferred Stock”), for aggregate proceeds of $5,700,000. The issuance was pursuant to the Treasury’s Small Business Lending Fund program, a $30 billion fund established under the Small Business Jobs Act of 2010, which encourages lending to small businesses by providing capital to qualified community banks with assets of less than $10 billion. The Class A Preferred Stock is entitled to receive noncumulative dividends payable quarterly on each January 1, April 1, July 1 and October 1, commencing January 1, 2012. The dividend rate, which is calculated on the aggregate Liquidation Amount, had been initially set at 1% per annum based upon the current level of “Qualified Small Business Lending” (“QSBL”) by the Company. The dividend rate for future dividend periods will be set based upon the percentage change in qualified lending between each dividend period and the baseline QSBL level established at the time the Agreement was entered into. Such dividend rate may vary from 1% per annum to 5% per annum for the second through tenth dividend periods, and from 1% per annum to 7% per annum for the eleventh through the first half of the nineteenth dividend periods. At December 31, 2014, the dividend rate was 1% per annum. If the Class A Preferred Stock remains outstanding for more than four-and-one-half years, the dividend rate will be fixed at 9%. Prior to that time, in general, the dividend rate decreases as the level of the Company’s QSBL increases. Such dividends are not cumulative, but the Company may only declare and pay dividends on its common stock (or any other equity securities junior to the Class A Preferred Stock) if it has declared and paid dividends for the current dividend period on the Class A Preferred Stock, and will be subject to other restrictions on its ability to repurchase or redeem other securities. In addition, if (i) the Company has not timely declared and paid dividends on the Class A Preferred Stock for six dividend periods or more, whether or not consecutive, and (ii) shares of Class A Preferred Stock with an aggregate liquidation preference of a certain amount are still outstanding, the Treasury (or any successor holder of Class A Preferred Stock) may designate two additional directors to be elected to the Company’s Board of Directors.

As is more completely described in the Certificate of Designation, holders of the Class A Preferred Stock have the right to vote as a separate class on certain matters relating to the rights of holders of Class A Preferred Stock and on certain corporate transactions. Except with respect to such matters and, if applicable, the election of the additional directors described above, the Class A Preferred Stock does not have voting rights.

The Company may redeem the shares of Class A Preferred Stock, in whole or in part, at any time at a redemption price equal to the sum of the Liquidation Amount per share and the per-share amount of any unpaid dividends for the then-current period, subject to any required prior approval by the Company’s primary federal banking regulator.

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(12)	Stockholders’ Equity, Continued

In connection with the reorganization of the Bank as a wholly owned subsidiary of the Holding Company effective October 1, 2013, the Bank and the Holding Company entered in an Assumption Agreement (the “Agreement”) for the Holding Company to assume all of the obligations and liabilities of the Bank under and pursuant to the Purchase Agreement. The Agreement was approved by Treasury and was effective on August 5, 2013.

In 2011, the Company had a secondary common stock offering. In this offering 1,500,000 shares were offered and were included in units, with a unit consisting of one share of common stock and one purchase warrant. The Company sold 263,668 units and received net proceeds of $1,811,000 after stock offering costs of $300,000. Each warrant entitles the holder thereof to purchase one-half of one share of additional common stock. The unadjusted exercise price per share was $8.50 until May 16, 2013; the adjusted exercise price is $7.83 after May 16, 2013, until May 16, 2014; $8.26 after May 16, 2014, until May 16, 2015; $8.70 after May 16, 2015, until May 16, 2016 and $9.13 after May 16, 2016, until May 16, 2017. These warrants can be called by the Company upon thirty days notice on or after May 16, 2015. At December 31, 2013, 294,018 (amended) warrants were outstanding (all stock warrant data was adjusted to reflect the 15% stock dividend paid in September 2013). The warrants exercised in 2013 occurred prior to the stock dividend. At December 31, 2014, 283,594 (amended) warrants were outstanding.

(13)	Off-Balance-Sheet Financial Instruments

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are commitments to extend credit, unused lines of credit and standby letters of credit and may involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheet. The contract amounts of these instruments reflect the extent of involvement the Company has in these financial instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, unused lines of credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management’s credit evaluation of the counterparty.

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(13)	Off-Balance-Sheet Financial Instruments, Continued

Standby letters of credit are conditional lending commitments issued by the Company to guarantee the performance of a customer to a third party to support public and private borrowing arrangements. The credit risk involved in issued letters of credit is essentially the same as that involved in extending loan facilities to customers.

Commitments to extend credit, unused lines of credit and standby letters of credit typically result in loans with a market interest rate when funded. A summary of the amounts of the Company’s financial instruments with off balance sheet risk at December 31, 2014 follows (in thousands):

Commitments to extend credit, including undisbursed construction loans	$16,627

Unused lines of credit	$26,751

Standby letter of credit	$8

(14)	Employee Benefit Plan

The Company offers a 401(k) Profit Sharing Plan which is available to employees who have completed six months of service and have attained age twenty-one. The Company contributed approximately $66,000 and $53,000 to the plan in 2014 and 2013, respectively.

(15)	Supplemental Retirement Plans

The Company has Supplemental Retirement Plans (the “Plans”) with certain officers of the Company to provide supplemental retirement benefits to them upon retirement. The Plans require the Company to pay annual benefits to them for up to ten years following their normal retirement ages. In 2014 and 2013, the Company expensed approximately $128,000 and $76,000, respectively, in connection with the Plans.

(16)	Stock Compensation Plan

In 2011, the Company adopted a stock option plan (the “Plan”) for directors and employees of the Company. Under the Plan, both qualified and nonqualified options can be granted and the total number of options which can be granted to purchase common stock is 434,068 (amended) shares. The option price cannot be less than the fair market value of the common stock at the date the option is granted. The option vest from immediate to over five years and have a life of ten years. At December 31, 2014, there were 159,846 remaining options available for grant.

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(16)	Stock Compensation Plan, Continued

A summary of the activity in the Company’s stock option plan is as follows (all stock option data has been amended to reflect the 15% stock dividend paid in September 2013):

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term
Outstanding at December 31, 2012	230,920	$7.83
Options granted	10,120	7.83
Options forfeited	(1,438)	7.83

Outstanding at December 31, 2013	239,602	7.83
Options granted	69,120	8.26
Options forfeited	(34,500)	7.83

Outstanding at December 31, 2014	274,222	$7.94	7.30 years

Exercisable at December 31, 2014	164,806	$7.83	6.51 years

The fair value of each option granted in 2014 and 2013 was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

	Year Ended December 31,
	2014	2013
Risk free interest rate	1.93-2.24%	1.28%
Dividend yield	—	—
Expected stock volatility	12.04-12.12%	10.4%
Expected life in years	6.5	6.5
Per share grant-date fair value of options issued during the year	$1.53-1.91	1.00

The Company uses the guidance issued by the Securities and Exchange Commission to determine the estimated life of options issued. Expected volatility is based on historical volatility of stocks of other similar community banks. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The dividend yield assumption is based on the Company’s historical and expected dividend payments.

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(16)	Stock Compensation Plan, Continued

At December 31, 2014, there was approximately $115,000 of total unrecognized compensation expense related to nonvested stock-based compensation arrangements under the Plan. The cost is expected to be recognized over a weighted average period of 2.5 years. In 2014 and 2013, the total fair value of shares vesting and recognized as compensation expense was approximately $28,000 and $15,000, respectively, and the associated income tax benefit recognized in 2014 and 2013 was approximately $5,000 and $6,000, respectively.

(17)	Dividend Restrictions

The Holding Company is limited in the amount of cash dividends it may declare and pay by the amount of dividends it can receive from the Bank. The Bank is limited in the amount of cash dividends that may be paid. The amount of cash dividends that may be paid is based on the Bank’s net earnings of the current year combined with the Bank’s retained earnings of the preceding two years, as defined by state banking regulations. However, for any dividend declaration, the Bank must consider additional factors such as the amount of current period net earnings, liquidity, asset quality, capital adequacy and economic conditions. It is likely that these factors would further limit the amount of dividend which the Bank could declare. In addition, bank regulators have the authority to prohibit banks from paying dividends if they deem such payment to be an unsafe or unsound practice.

(18)	Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the regulatory banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and Bank’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and percentages (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2014, that the Bank meets all capital adequacy requirements to which it is subject.

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(18)	Regulatory Matters, Continued

As of December 31, 2014, the most recent notification from the regulatory authorities categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage percentages as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank’s category. The Bank’s actual capital amounts and percentages are also presented in the table ($ in thousands):

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	%	Amount	%	Amount	%
As of December 31, 2014:
Total Capital (to Risk- Weighted Assets)	$29,499	15.96%	$14,786	8.00%	$18,483	10.00%
Tier I Capital (to Risk- Weighted Assets)	27,770	15.02	7,395	4.00	11,093	6.00
Tier I Capital (to Average Assets)	27,770	11.47	9,684	4.00	12,105	5.00

As of December 31, 2013:
Total Capital (to Risk- Weighted Assets)	29,635	17.54	13,516	8.00	16,895	10.00
Tier I Capital (to Risk- Weighted Assets)	27,900	16.51	6,758	4.00	10,137	6.00
Tier I Capital (to Average Assets)	27,900	12.48	8,944	4.00	11,180	5.00

(19)	Related Party Transactions

In the ordinary course of business, the Company has granted loans to and accepted deposits from principal officers and directors and their affiliates. These are summarized as follows (in thousands):

	Year Ended December 31,
	2014	2013
Loans:
Beginning balance	$5,252	3,804
Additions	8,283	29,077
Repayments	(9,778)	(27,629)

Ending balance	$3,757	5,252

Deposits at end of year	$592	2,649

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(20)	Parent Company Only Financial Information

The Holding Company’s unconsolidated financial information as of December 31, 2014 and 2013 and the years then ended are as follows:

Condensed Balance Sheets

(In thousands)

	At December 31,
	2014	2013
Assets
Cash	$1,049	35
Investment in subsidiary	27,502	25,367
Other assets	14	14

Total assets	$28,565	25,416

Liabilities and Stockholders’ Equity
Liabilities	14	28
Stockholders’ equity	28,551	25,388

Total liabilities and stockholders’ equity	$28,565	25,416

Condensed Statements of Earnings

(In thousands)

	Year Ended December 31,
	2014	2013
Revenues	$—	—
Expenses	(88)	(39)
Income tax benefit	33	15

Loss before earnings of subsidiary	(55)	(24)

Net earnings of subsidiary	1,121	1,517

Net earnings	1,066	1,493

Preferred stock dividend requirements	(57)	(57)

Net earnings available to common stockholders	$1,009	1,436

(continued)

COMMUNITY SOUTHERN HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements, Continued

(21)	Subsequent Event

In February 2015, the Company entered into a Definitive Agreement and Plan of Merger (the “Merger Agreement”) with Sunshine Bancorp, Inc. (“Sunshine”) and its wholly-owned bank subsidiary, Sunshine Bank, relating to a proposed merger transaction. The Merger Agreement provides that the Company will merge with and into Sunshine, with Sunshine continuing as the surviving corporation. Subject to the terms and conditions of the Merger Agreement, Sunshine will pay $11.66 per share in cash for all of the outstanding shares of the Company’s common stock subject to the daily upward adjustment of 0.16 cent per share if the transaction is not closed by July 31, 2015 assuming certain financial measurements are met.